Exhibit 4.14


















                              RADICA GAMES LIMITED
                       2004 OMNIBUS EQUITY INCENTIVE PLAN




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                                                 ARTICLE I

                                                  GENERAL

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1.1      Purpose.........................................................................................  1
1.2      Definitions of Certain Terms....................................................................  1
1.3      Administration..................................................................................  2
1.4      Persons Eligible for Awards.....................................................................  3
1.5      Types of Awards Under Plan......................................................................  3
1.6      Shares Available for Awards.....................................................................  3


                                                 ARTICLE II

                                           AWARDS UNDER THE PLAN

2.1      Award Agreements................................................................................  4
2.2      No Rights as a Shareholder......................................................................  5
2.3      Grant of Stock Options, Stock Appreciation Rights and Additional Options........................  5
2.4      Exercise of Stock Options and Stock Appreciation Rights.........................................  6
2.5      Termination of Employment.......................................................................  7
2.6      Grant of Restricted Stock.......................................................................  8
2.7      Grant of Restricted Stock Units.................................................................  9
2.8      Grant of Performance Shares and Share Units.....................................................  9
2.9      Other Stock-Based Awards........................................................................  9
2.10     Grant of Dividend Equivalent Rights............................................................  10


                                                ARTICLE III

                                               MISCELLANEOUS

3.1      Amendment of the Plan; Modification of Awards..................................................  10
3.2      Tax Withholding................................................................................  10
3.3      Restrictions...................................................................................  11
3.4      Nonassignability...............................................................................  11
3.5      Requirement of Notification of Election Under Section 83(b) of the Code........................  11
3.6      Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code....  12
3.7      Change in Control..............................................................................  12
3.8      Sale of Subsidiary.............................................................................  15
3.9      No Right to Employment.........................................................................  15
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3.10     Nature of Payments.............................................................................  15
3.11     Non-Uniform Determinations.....................................................................  16
3.12     Other Payments or Awards.......................................................................  16
3.13     Section Headings...............................................................................  16
3.14     Effective Date and Term of Plan................................................................  16
3.15     Governing Law..................................................................................  16
3.16     Severability; Entire Agreement.................................................................  16
3.17     No Third Party Beneficiaries...................................................................  17
3.18     Successors and Assigns.........................................................................  17
3.19     Waiver of Claims...............................................................................  17
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                                    ARTICLE I

                                     GENERAL

     1.1  Purpose

         The purpose of the Radica Games Limited 2004 Omnibus Equity Incentive Plan (the "Plan") is to provide an incentive for officers, other employees, prospective employees and directors of, and consultants to, Radica Games Limited (the "Company") and its subsidiaries and affiliates to acquire a proprietary interest in the success of the Company, to enhance the long-term performance of the Company and to remain in the service of the Company and its subsidiaries and affiliates.

     1.2  Definitions of Certain Terms

         (a) "Award" means an award under the Plan as described in Section 1.5 and Article II.

         (b) "Award Agreement" means a written agreement entered into between the Company and a Grantee in connection with an Award.

         (c) "Board" means the Board of Directors of the Company.

         (d) "Code" means the Internal Revenue Code of 1986, as amended.

         (e) "Committee" means the Compensation Committee of the Board.

         (f) "Common Stock" means the common stock of the Company.

         (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (h) The "Fair Market Value" of a share of Common Stock on any date shall be (i) the closing sale price per share of Common Stock during normal trading hours on the national securities exchange (which for this purpose shall include the Nasdaq National Market) on which the Common Stock is principally traded for such date or the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock during normal trading hours in such over-the-counter market for such date or the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

         (i) "Grantee" means a person who receives an Award.

         (j) "Incentive Stock Option" means a stock option that is intended to qualify for special federal income tax treatment pursuant to Sections 421 and 422 of the Code (or a


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successor provision thereof) and which is so designated in the applicable Award
Agreement. Under no circumstances shall any stock option that is not specifically designated as an Incentive Stock Option be considered an Incentive Stock Option.

         (k) "Key Persons" means directors, officers and other employees of the Company or of a Related Entity, and consultants to the Company or a Related Entity.

         (l) "Option Exercise Price" means the amount payable by a Grantee on the exercise of a stock option.

         (m) "Related Entity" means any parent or subsidiary corporation of the Company or any business, corporation, partnership, limited liability company or other entity in which the Company or a parent or a subsidiary corporation holds a controlling ownership interest, directly or indirectly.

         (n) "Rule 16b-3" means Rule 16b-3 under the Exchange Act.

         (o) Unless otherwise determined by the Committee, a Grantee shall be deemed to have a "Termination of Employment" upon ceasing employment with the Company and all Related Entities (or, in the case of a Grantee who is not an employee, upon ceasing association with the Company and all Related Entities as a director, consultant or otherwise). The Committee in its discretion may determine (a) whether any leave of absence constitutes a Termination of Employment for purposes of the Plan, (b) the impact, if any, of any such leave of absence on Awards theretofore made under the Plan, and (c) when a change in a Grantee's association with the Company constitutes a Termination of Employment for purposes of the Plan. The Committee may also determine whether a Grantee's Termination of Employment is for cause and the date of termination in such case.

     1.3  Administration

         (a) The Plan shall be administered by the Committee, which shall consist of not less than two directors. Except as otherwise determined by the Board, the members of the Committee shall be "non-employee directors" under Rule 16b-3, and "outside directors" under Section 162(m) of the Code. The Committee may delegate any of its powers under the Plan to a subcommittee of the Committee consisting of non-employee directors and outside directors. The Committee may also authorize certain officers of the Company to carry out the day-to-day administration of the Plan in accordance with the Committee's instructions.

         (b) The Committee or a subcommittee thereof (which hereinafter shall also be referred to as the Committee) shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any Award Agreements, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (iv) to make all determinations necessary or advisable in administering the Plan, (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan, (vi) to amend the Plan to reflect changes in applicable law, (vii) to determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, other Awards or other property, or


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canceled, forfeited or suspended and the method or methods by which Awards may be settled, canceled, forfeited or suspended, and (viii) to determine whether, to what extent and under what circumstances cash, shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee.

         (c) Actions of the Committee shall be taken by the vote of a majority of its members. Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting.

         (d) The determination of the Committee on all matters relating to the Plan or any Award Agreement shall be final, binding and conclusive.

         (e) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

         (f) Notwithstanding anything to the contrary contained herein: (a) until the Board shall appoint the members of the Committee, the Plan shall be administered by the Board and (b) the Board may, in its sole discretion, at any time and from time to time, grant Awards or resolve to administer the Plan. In either of the foregoing events, the Board shall have all of the authority and responsibility granted to the Committee herein.

     1.4  Persons Eligible for Awards

         Awards under the Plan may be made to such Key Persons as the Committee shall select in its discretion.

     1.5  Types of Awards Under Plan

         Awards may be made under the Plan in the form of stock options, including Incentive Stock Options, stock appreciation rights, restricted stock, restricted stock units, performance shares and share units and other stock-based Awards, as set forth in Article II.

     1.6  Shares Available for Awards

         (a) Total shares available. The total number of shares of Common Stock, which may be transferred pursuant to Awards granted under the Plan shall not exceed 500,000 shares. Such shares may be authorized but unissued Common Stock or authorized and issued Common Stock held in the Company's treasury or acquired by the Company for the purposes of the Plan. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan. If any Award is forfeited or otherwise terminates or is canceled without the delivery of shares of Common Stock, shares of Common Stock are surrendered or withheld from any Award to satisfy a Grantee's income tax withholding obligations, or shares of Common Stock owned by a Grantee are tendered to pay the exercise price of options granted under the Plan, then the shares covered by such forfeited, terminated or canceled Award or



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which are equal to the number of shares surrendered, withheld or tendered shall again become available for transfer pursuant to Awards granted or to be granted under this Plan. Any shares of Common Stock delivered by the Company, any shares of Common Stock with respect to which Awards are made by the Company and any shares of Common Stock with respect to which the Company becomes obligated to make Awards, through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, shall not be counted against the shares available for Awards under this Plan.

         (b) Adjustments. The number of shares of Common Stock covered by each outstanding Award, the number of shares available for Awards, the number of shares that may be subject to Awards to any one Grantee, and the price per share of Common Stock covered by each such outstanding Award may be proportionately adjusted, as determined in the sole discretion of the Committee, for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company or to reflect any distributions to holders of Common Stock other than regular cash dividends; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award. After any adjustment made pursuant to this paragraph, the number of shares subject to each outstanding Award shall be rounded to the nearest whole number.

         (c) Repricing of Awards. The Committee from time to time may authorize, generally or in specific cases only, for the benefit of any eligible person any adjustment in the exercise or purchase price of a stock option, restricted stock, stock appreciation right or other Award granted under this Plan by cancellation of an outstanding Award and a subsequent regranting of an Award, by amendment or substitution of an outstanding Award or by other legally valid means. Such amendment or other action may result among other changes in an exercise or purchase price that is higher or lower than the exercise, base or purchase price of the original or prior Award or provide for a greater or lesser number of shares subject to the Award; provided, however, that no amendment or other action affecting a previously granted Award which is materially adverse to a Grantee may be made without the prior consent of the Grantee.


                                   ARTICLE II

                              AWARDS UNDER THE PLAN

     2.1  Award Agreements

         Each Award granted under the Plan shall be evidenced by an Award Agreement, which shall contain such provisions as the Committee in its discretion deems necessary or desirable. The Committee may grant Awards in tandem with or in substitution for any other


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Award or Awards granted under this Plan or any award granted under any other plan of the Company. Payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in such form as the Committee shall determine, including cash, shares of Common Stock, other securities, other Awards or other property and may be made in a single payment or transfer, in installments or on a deferred basis. A Grantee shall have no rights with respect to an Award unless such Grantee accepts the Award within such period as the Committee shall specify by executing an Award Agreement in such form as the Committee shall determine and, if the Committee shall so require, makes payment to the Company in such amount as the Committee may determine. The Committee shall determine if loans (whether or not secured by shares of Common Stock) may be extended or guaranteed by the Company with respect to any Awards.

     2.2  No Rights as a Shareholder

         No Grantee of an Award (or other person having rights pursuant to such Award) shall have any of the rights of a shareholder of the Company with respect to shares subject to such Award until the issuance of a stock certificate to such person for such shares. Except as otherwise provided in Section 1.6(b), no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

     2.3  Grant of Stock Options, Stock Appreciation Rights and Additional
          Options

         (a) The Committee may grant stock options, including Incentive Stock Options to purchase shares of Common Stock from the Company, to such Key Persons, in such amounts and subject to such terms and conditions, as the Committee shall determine in its discretion.

         (b) The Committee may grant stock appreciation rights to such Key Persons, in such amounts and subject to such terms and conditions, as the Committee shall determine in its discretion. Stock appreciation rights may be granted in connection with all or any part of, or independently of, any stock option granted under the Plan. A stock appreciation right may be granted at or after the time of grant of such option.

         (c) The Grantee of a stock appreciation right shall have the right, subject to the terms of the Plan and the applicable Award Agreement, to receive from the Company an amount equal to (a) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the stock appreciation right over (b) the exercise price of such right as set forth in the Award Agreement (or over the option exercise price if the stock appreciation right is granted in connection with a stock option), multiplied by (c) the number of shares with respect to which the stock appreciation right is exercised. Payment to the Grantee upon exercise of a stock appreciation right shall be made in cash or in shares of Common Stock (valued at their Fair Market Value on the date of exercise of the stock appreciation right) or both, as the Committee shall determine in its discretion. Upon the exercise of a stock appreciation right granted in connection with a stock option, the number of shares subject to the option shall be correspondingly reduced by the number of shares with respect to which the stock appreciation right


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is exercised. Upon the exercise of a stock option in connection with which a stock appreciation right has been granted, the number of shares subject to the stock appreciation right shall be correspondingly reduced by the number of shares with respect to which the option is exercised.

         (d) Each Award Agreement with respect to a stock option shall set forth the Option Exercise Price, which shall be at least 100% of the Fair Market Value of a share of Common Stock on the date the option is granted (except as permitted in connection with the assumption or issuance of options in a transaction to which Section 424(a) of the Code applies).

         (e) Each Award Agreement with respect to a stock option or stock appreciation right shall set forth the periods during which the Award evidenced thereby shall be exercisable, whether in whole or in part. Such periods shall be determined by the Committee in its discretion; provided, however, that no Incentive Stock Option (or a stock appreciation right granted in connection with an Incentive Stock Option) shall be exercisable more than 10 years after the date of grant.

         (f) To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which Incentive Stock Options granted under this Plan and all other plans of the Company are first exercisable by any Grantee during any calendar year shall exceed the maximum limit (currently, $100,000), if any, imposed from time to time under
Section 422 of the Code, such options shall be treated as nonqualified stock options.

         (g) Notwithstanding the provisions of Sections 2.3(d) and (e), to the extent required under Section 422 of the Code, an Incentive Stock option may not be granted under the Plan to an individual who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his or her employer corporation or of its parent or subsidiary corporations (as such ownership may be determined for purposes of Section 422(b)(6) of the Code) unless (i) at the time such Incentive Stock Option is granted the Option Exercise Price is at least 110% of the Fair Market Value of the shares subject thereto and (ii) the Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date granted.

     2.4  Exercise of Stock Options and Stock Appreciation Rights

         Each stock option or stock appreciation right granted under the Plan shall be exercisable as follows:

         (a) A stock option or stock appreciation right shall become exercisable at such time or times as determined by the Committee.

         (b) Unless the applicable Award Agreement otherwise provides, a stock option or stock appreciation right may be exercised from time to time as to all or part of the shares as to which such Award is then exercisable (but, in any event, only for whole shares). A stock appreciation right granted in connection with an option may be exercised at any time when, and to the same extent that, the related option may be exercised. A stock option or stock


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appreciation right shall be exercised by written notice to the Company, on such form and in such manner as the Committee shall prescribe.

         (c) Any written notice of exercise of a stock option shall be accompanied by payment of the Option Exercise Price for the shares being purchased. Such payment shall be made (i) in cash (by certified check or as otherwise permitted by the Committee), or (ii) to the extent specified in the Award Agreement (A) by delivery of shares of Common Stock (which, if acquired pursuant to the exercise of a stock option or under an Award made under this Plan or any other compensatory plan of the Company, were acquired at least six
(6) months prior to the option exercise date) having a Fair Market Value (determined as of the exercise date) equal to all or part of the Option Exercise Price and cash for any remaining portion of the Option Exercise Price, or (B) to the extent permitted by law, by such other method as the Committee may from time to time prescribe, including a cashless exercise procedure through a broker-dealer.

         (d) Promptly after receiving payment of the full Option Exercise Price, or after receiving notice of the exercise of a stock appreciation right for which payment will be made partly or entirely in shares of Common Stock, the Company shall, subject to the provisions of Section 3.3 (relating to certain restrictions), deliver to the Grantee or to such other person as may then have the right to exercise the Award, a certificate or certificates for the shares of Common Stock for which the Award has been exercised. If the method of payment employed upon option exercise so requires, and if applicable law permits, a Grantee may direct the Company to deliver the certificate(s) to the Grantee's broker-dealer.

     2.5  Termination of Employment

         (a) Except to the extent otherwise provided in paragraphs (b) and (c) below or in the applicable Award Agreement, all stock options and stock appreciation rights not theretofore exercised shall terminate upon the Grantee's Termination of Employment for any reason.

         (b) If a Grantee's Termination of Employment is for any reason other than death or dismissal for cause, the Grantee may exercise any outstanding stock option or stock appreciation right on the following terms and conditions:
(i) exercise may be made only to the extent that the Grantee was entitled to exercise the Award on the date of the Termination of Employment; and (ii) exercise must occur within ninety (90) day after the Termination of Employment, except that this ninety (90) day period shall be increased to one (1) year if the Termination of Employment is by reason of disability, but in no event after the expiration date of the Award as set forth in the Award Agreement. In the case of an Incentive Stock Option, the term "disability" for purposes of the preceding sentence shall have the meaning given to it by Section 422(c)(6) of the Code.

         (c) If a Grantee dies while employed by the Company or a Related Entity, or after a Termination of Employment but during the period in which the Grantee's Awards are exercisable pursuant to paragraph (b) above, any outstanding stock option or stock appreciation right shall be exercisable on the following terms and conditions: (i) exercise may be made only to the extent that the Grantee was entitled to exercise the Award on the date of death and



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(ii) exercise must occur by the earlier of the first anniversary of the
Grantee's death or the expiration date of the Award. Any such exercise of an Award following a Grantee's death shall be made only by the Grantee's executor or administrator, unless the Grantee's will specifically disposes of such Award, in which case such exercise shall be made only by the recipient of such specific disposition. If a Grantee's personal representative or the recipient of a specific disposition under the Grantee's will shall be entitled to exercise any Award pursuant to the preceding sentence, such representative or recipient shall be bound by all the terms and conditions of the Plan and the applicable Award Agreement which would have applied to the Grantee.

         (d) Notwithstanding anything herein to the contrary, if the Committee determines in its discretion that a Grantee's Termination of Employment is for cause, then the Committee shall also have the power to determine in its discretion that any outstanding stock options and stock appreciation rights, whether or not exercisable at the time of such termination, shall be terminated as of the date of such termination and shall be of no further force and effect.

     2.6  Grant of Restricted Stock

         (a) The Committee may grant restricted shares of Common Stock to such Key Persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of the Plan. Restricted stock awards may be made independently of or in connection with any other Award.

         (b) The Company shall issue in the Grantee's name a certificate or certificates for the shares of Common Stock covered by the Award. Upon the issuance of such certificate(s), the Grantee shall have the rights of a shareholder with respect to the restricted stock, subject to the transfer restrictions and the Company repurchase rights described in paragraphs (d) and
(e) below and to such other restrictions and conditions as the Committee in its discretion may include in the applicable Award Agreement.

         (c) Unless the Committee shall otherwise determine, any certificate issued evidencing shares of restricted stock shall remain in the possession of the Company until such shares are free of any restrictions specified in the applicable Award Agreement.

         (d) Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in this Plan or the applicable Award Agreement. The Committee at the time of grant shall specify the date or dates (which may depend upon or be related to the attainment of performance goals and other conditions) on which the nontransferability of the restricted stock shall lapse. Unless the applicable Award Agreement provides otherwise, additional shares of Common Stock or other property distributed to the Grantee in respect of shares of restricted stock, as dividends or otherwise, shall be subject to the same restrictions applicable to such restricted stock.

         (e) During the ninety (90) days following the Grantee's Termination of Employment for any reason, the Company shall have the right to require the return of any shares to which restrictions on transferability apply, in exchange for which the Company shall repay to the Grantee (or the Grantee's estate) in cash any amount paid by the Grantee for such shares.


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     2.7  Grant of Restricted Stock Units

         (a) The Committee may grant Awards of restricted stock units to such Key Persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of the Plan. Restricted stock units may be awarded independently of or in connection with any other Award under the Plan.

         (b) At the time of grant, the Committee shall specify the date or dates on which the restricted stock units shall become vested, and may specify such conditions to vesting as it deems appropriate. Unless otherwise determined by the Committee, in the event of the Grantee's Termination of Employment for any reason, restricted stock units that have not vested shall be forfeited and canceled. The Committee at any time may accelerate vesting dates and otherwise waive or amend any conditions of an Award of restricted stock units.

         (c) At the time of grant, the Committee shall specify the maturity date applicable to each grant of restricted stock units, which may be determined at the election of the Grantee. Such date may be later than the vesting date or dates of the Award. On the maturity date, the Company shall transfer to the Grantee one unrestricted, fully transferable share of Common Stock for each vested restricted stock unit scheduled to be paid out on such date and as to which all other conditions to the transfer have been fully satisfied. The Committee shall specify the purchase price, if any, to be paid by the Grantee to the Company for such shares of Common Stock.

     2.8  Grant of Performance Shares and Share Units

         The Committee may grant performance shares in the form of actual shares of Common Stock or share units having a value equal to an identical number of shares of Common Stock to such Key Persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of the Plan. In the event that a stock certificate is issued in respect of performance shares, such certificates shall be registered in the name of the Grantee but shall be held by the Company until the time the performance shares are earned. The performance conditions and the length of the performance period shall be determined by the Committee. The Committee shall determine in its sole discretion whether performance shares granted in the form of share units shall be paid in cash, Common Stock, or a combination of cash and Common Stock.

     2.9  Other Stock-Based Awards

         The Committee may grant other types of stock-based Awards to such Key Persons, in such amounts and subject to such terms and conditions, as the Committee shall in its discretion determine, subject to the provisions of the Plan. Such Awards may entail the transfer of actual shares of Common Stock, or payment in cash or otherwise of amounts based on the value of shares of Common Stock.


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     2.10 Grant of Dividend Equivalent Rights

         The Committee may in its discretion include in the Award Agreement with respect to any Award a dividend equivalent right entitling the Grantee to receive amounts equal to the ordinary dividends that would be paid, during the time such Award is outstanding and unexercised, on the shares of Common Stock covered by such Award if such shares were then outstanding. In the event such a provision is included in an Award Agreement, the Committee shall determine whether such payments shall be made in cash, in shares of Common Stock or in another form, whether they shall be conditioned upon the exercise of the Award to which they relate, the time or times at which they shall be made, and such other terms and conditions as the Committee shall deem appropriate.

                                  ARTICLE III

                                  MISCELLANEOUS

     3.1  Amendment of the Plan; Modification of Awards

         (a) The Board may from time to time terminate, suspend, discontinue, revise or amend the Plan in any respect whatsoever, except that no such termination or amendment shall materially impair any rights or materially increase any obligations of the Grantee under any Award theretofore made under the Plan without the consent of the Grantee (or, after the Grantee's death, the person having the right to exercise or receive payment of the Award). For purposes of the Plan, any action of the Board or the Committee that alters or affects the tax treatment of any Award shall not be considered to materially impair any rights of any Grantee.

         (b) Shareholder approval of any amendment shall be obtained to the extent necessary to comply with Section 422 of the Code (relating to Incentive Stock Options) or any other applicable law or regulation.

         (c) The Committee may amend any outstanding Award Agreement, including, without limitation, by amendment which would accelerate the time or times at which the Award becomes unrestricted or may be exercised, or waive or amend any goals, restrictions or conditions set forth in the Award Agreement. However, any such amendment (other than an amendment pursuant to paragraph (a) of this Section or an assumption pursuant to Section 3.7(b)) that materially impairs the rights or materially increases the obligations of a Grantee under an outstanding Award shall be made only with the consent of the Grantee (or, upon the Grantee's death, the person having the right to exercise the Award).

     3.2  Tax Withholding

         (a) As a condition to the receipt of any shares of Common Stock pursuant to any Award or the lifting of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award (including, without limitation, FICA tax), the Company shall be entitled to require that the Grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy such withholding obligation.

         (b) If the event giving rise to the withholding obligation is a transfer of shares of Common Stock, then, to the extent specified in the applicable Award Agreement and unless otherwise permitted by the Committee, the Grantee may satisfy only the minimum statutory withholding obligation imposed under paragraph (a) by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld. For this purpose, Fair Market Value shall be determined as of the date on which the amount of tax to be withheld is determined (and any fractional share amount shall be settled in cash).

     3.3  Restrictions

         (a) If the Committee shall at any time determine that any consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award, the issuance or purchase of shares of Common Stock or other rights thereunder, or the taking of any other action thereunder (a "Plan Action"), then no such Plan Action shall be taken, in whole or in part, unless and until such consent shall have been effected or obtained to the full satisfaction of the Committee.

         (b) The term "consent" as used herein with respect to any action referred to in paragraph (a) means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the Grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, (iii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies, and (iv) any and all consents or authorizations required to comply with, or required to be obtained under, applicable local law or otherwise required by the Committee. Nothing herein shall require the Company to list, register or qualify the shares of Common Stock on any securities exchange.

     3.4  Nonassignability

         Except to the extent otherwise provided in the applicable Award Agreement, no Award or right granted to any person under the Plan shall be assignable or transferable other than by will or by the laws of descent and distribution, and all such Awards and rights shall be exercisable during the life of the Grantee only by the Grantee or the Grantee's legal representative. Notwithstanding the immediately preceding sentence, the Committee may permit a Grantee to transfer any stock option, which is not an Incentive Stock Option to one or more of the Grantee's immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members. For purposes of the Plan, the term "immediate family" shall mean the Grantee's spouse and issue (including adopted and step children).

     3.5  Requirement of Notification of Election Under Section 83(b) of the
          Code

         If a Grantee, in connection with the acquisition of shares of Common Stock under the Plan, is permitted under the terms of the Award Agreement to make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code notwithstanding the continuing transfer restrictions) and the Grantee makes such an election, the Grantee shall notify the Company of such election within ten
(10) days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code.

     3.6  Requirement of Notification Upon Disqualifying Disposition Under
          Section 421(b) of the Code

         If any Grantee shall make any disposition of shares of Common Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.

     3.7  Change in Control

         (a) A "Change in Control" means the occurrence of any one of the following events:

                    (i) any person is or becomes a "beneficial owner" (as
               defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power of the Company's then outstanding securities generally eligible to vote for the election of directors (the "Company Voting Securities"); provided, however, that any of the following acquisitions shall not be deemed to be a Change in Control: (1) by the Company or any subsidiary or affiliate, (2) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary or affiliate, (3) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (4) pursuant to a Non-Qualifying Transaction (as defined in paragraph (ii));

                    (ii) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries or affiliates that requires the approval of the Company's stockholders whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination:

                         (A) more than 50% of the total voting power of (x) the
                    corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 95% or more of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination,

                         (B) no person (other than any employee benefit plan (or
                    any related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of securities of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) representing 50% of the total voting power of the securities then outstanding generally eligible to vote for the election of directors of the Parent Corporation (or the Surviving Corporation), and

                         (C) a majority of the board of directors of the Parent
                    Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction");

                    (iii) individuals who, on May 24, 2004, constitute the Board
               (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to May 24, 2004, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

                    (iv) the shareholders of the Company approve a plan of
               complete liquidation or dissolution of the Company; or

                    (v) the consummation of a sale of all or substantially all of the Company's assets to an entity that is not an affiliate of the Company (other than pursuant to a Non-Qualifying Transaction).

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 50% of Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

         (b) Upon the occurrence of a Change in Control specified in paragraph
(a)(i) or (a)(iii) above and immediately prior to the occurrence of a Change in Control specified in paragraph (a)(ii) or (a)(v) above, unless the Committee determines in its sole discretion that this Section 3.7(b) shall not apply or the applicable Award Agreement expressly provides otherwise, Awards shall Fully Vest.

         (c) Upon the occurrence of a Change in Control specified in paragraph
(a)(iv) above, all outstanding Awards will terminate upon consummation of the liquidation or dissolution of the Company. The Committee may, in the exercise of its sole discretion in such instances, (i) provide that Awards shall Fully Vest as of any specified date prior to such liquidation or dissolution and/or (ii) declare that any Award shall terminate as of any specified date.

         (d) Upon the occurrence of any Change in Control or upon the occurrence of a Non-Qualifying Transaction where Awards are not assumed (or substituted) by the Surviving Corporation or Parent Corporation, the Committee may, in its sole discretion, (i) Fully Vest Awards, (ii) provide that stock options and stock appreciation rights granted under the Plan will be cancelled and terminated and that the holder of each stock option and each stock appreciation right not granted in connection with an option then outstanding shall receive for each share of Common Stock subject to such Award a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities valued on the date of the occurrence of such transaction) equal to the difference between the Fair Market Value of the Common Stock on the date of the occurrence of such transaction and the exercise price per share multiplied by the number of shares of Common Stock subject to such Award; provided, however, that the Committee may determine in its sole discretion to cancel and terminate any stock option and stock appreciation right with an exercise price that is more than the Fair Market Value of a Share of Common Stock on the date of the Change in Control or (iii) provide that the period to exercise stock options or stock appreciation rights granted under the Plan shall be extended (but not beyond the expiration of such option or stock appreciation right).

         (e) The following shall occur if Awards "Fully Vest": (i) any stock options and stock appreciation rights granted under the Plan shall become fully vested and immediately exercisable, and the Committee may in its sole discretion
(A) require the Parent Corporation or Surviving Corporation in a Business Combination, as applicable, to assume such stock options and stock appreciation rights (or provide a new equivalent award as a substitute) or (B) on the date of the Change in Control, pay the holder of each stock option and each stock appreciation right not granted in connection with an option then outstanding for each share of Common Stock subject to the option or stock appreciation right a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities valued on the date of the Change in Control) equal to the difference between the Fair Market Value of the Common Stock on such date and the exercise price per share multiplied by the number of shares of Common Stock subject to such Awards, and such stock options and stock appreciation rights will be cancelled and terminated); provided, however, that the Committee may determine in its sole discretion to cancel and terminate any stock option and stock appreciation right with an exercise price that is more than the Fair Market Value of a Share of Common Stock on the date of the Change in Control, (ii) any restricted stock, restricted stock units and other stock-based Awards granted under the Plan will become fully vested, any restrictions applicable to such Awards shall lapse and such Awards denominated in stock will be immediately paid out, and (iii) any performance goals applicable to Awards will be deemed to be fully satisfied.

         (f) For the purposes of Section 3.7, a stock option or stock appreciation right shall be considered "assumed" or "substituted" if in the reasonable determination of the Committee (i) the aggregate intrinsic value (the difference between the fair market value and the exercise price per share of common stock multiplied by the number of shares of Common Stock subject to such Award) of the assumed (or substituted) Award immediately after the Change in Control is substantially the same as the aggregate intrinsic value of such Award immediately before such transaction and (ii) the ratio of the exercise price per assumed (or substituted) Award to the fair market value per share of successor corporation stock immediately after the Change in Control is substantially the same as such ratio for such Award immediately before such transaction.

     3.8  Sale of Subsidiary

         Unless the Committee determines at any time in its sole discretion that this Section 3.8 shall not apply, in the event the Company sells or spins off a portion of its assets or one of its Related Entities and a Grantee is determined to have a Termination of Employment as a result of such sale or spin-off, then the Grantee shall be permitted to exercise Grantee's outstanding stock options and stock appreciation rights until the earlier of one (1) year after such Termination of Employment or the expiration of the Award.

     3.9  No Right to Employment

         Nothing in the Plan or in any Award Agreement shall confer upon any Grantee the right to continue in the employ of or association with the Company or affect any right which the Company may have to terminate such employment or association at any time (with or without cause).

     3.10 Nature of Payments

         Any and all grants of Awards and issuances of shares of Common Stock under the Plan shall constitute a special incentive payment to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement with the Grantee, unless such plan or agreement specifically provides otherwise.

     3.11 Non-Uniform Determinations

         The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Agreements, as to the persons to receive Awards under the Plan, and the terms and provisions of Awards under the Plan.

     3.12 Other Payments or Awards

         Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any Award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

     3.13 Section Headings

         The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of the sections.

     3.14 Effective Date and Term of Plan

         Unless sooner terminated by the Board, the Plan shall terminate the day before the tenth anniversary of the adoption of the Plan by the Board. The adoption date by the Board shall be May 24, 2004. All Awards made under the Plan prior to its termination shall remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements.

     3.15 Governing Law

         All rights and obligations under the Plan shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without giving effect to principles of conflict of laws.

     3.16 Severability; Entire Agreement

         If any of the provisions of this Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided, that if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

     3.17 No Third Party Beneficiaries

         Except as expressly provided therein, neither the Plan nor any Award Agreement shall confer on any person other than the Company and the grantee of any Award any rights or remedies thereunder.

     3.18 Successors and Assigns

         The terms of this Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns.

     3.19 Waiver of Claims

         Prior to being selected by the Committee to receive an Award he or she has no right to any benefits hereunder. In consideration of a Grantee's receipt of any Award hereunder, the Committee may require, in its sole discretion, that each such Grantee expressly waive any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Committee, the Company or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to this Plan or an Award Agreement to which his or her consent is expressly required by the express terms of the Plan or an Award Agreement).